Exhibit 10.7

EXECUTION COPY

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of July 19, 2006, by and among:

Toys “R” Us-Delaware, Inc., a Delaware corporation (the “Borrower”); and

The Guarantors identified on the signature pages hereto, including Geoffrey Inc., and each other Guarantor that hereafter becomes a party hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) (the Borrower and each Guarantor are hereinafter referred to individually as a “Grantor” and the Borrower and the Guarantors are hereinafter referred to collectively as the “Grantors”); and

BANC OF AMERICA BRIDGE LLC, having a place of business at 101 North Tryon Street, Mail Code: NC1-001-15-14, Charlotte, North Carolina 28255, as administrative agent for its own benefit and the benefit of the other Secured Parties (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 19, 2006 (as modified, amended, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) Toys “R” Us-Delaware, Inc., as the Borrower, (ii) the Administrative Agent, (iii) Citicorp North America, Inc., as Collateral Agent for its own benefit and the benefit of the other Secured Parties, (iv) the Lenders party thereto (the “Lenders”), (v) Deutsche Bank Securities Inc., as Syndication Agent, and (vi) Credit Suisse, as Documentation Agent, pursuant to which the Lenders have agreed to make Loans to the Borrower upon the terms and subject to the conditions specified therein; and

WHEREAS, reference is made to that certain Guarantee, dated as of July 19, 2006, in favor of the Administrative Agent and the other Secured Parties (as modified, amended, supplemented or restated and in effect from time to time, the “Guarantee”), pursuant to which each Guarantor guarantees the Secured Obligations (as defined in the Credit Agreement); and

WHEREAS, the obligations of the Lenders to make Loans are each conditioned on, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Administrative Agent hereby agree as follows:

ARTICLE I.

Definitions

SECTION 1.1. Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.2. Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. In addition, the following terms shall have the following meanings:

“ABL Agent” shall mean Bank of America, N.A., in its capacity as Collateral Agent under the ABL Credit Agreement and its successors and assigns.

“ABL Collateral” shall have the meaning given that term in the Intercreditor Agreement.

“ABL Credit Agreement” shall mean certain Credit Agreement, dated as of July 21, 2005 (as modified, amended, supplemented, restated or replaced and in effect from time to time), by and among (i) Toys “R” Us, Inc., (ii) Toys “R” Us-Delaware, Inc., as a Domestic Borrower and as agent for the other domestic borrowers party thereto, (iii) the domestic borrowers from time to time party thereto, (iv) Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) Ltee, (v) Bank of America, N.A., as administrative agent and collateral agent, (vi) Bank of America, N.A. (acting through its Canada branch), as Canadian administrative agent for its own benefit and the benefit of the other secured parties there-under, (vii) Deutsche Bank Trust Company Americas, as collateral agent for its own benefit and the benefit of the other Secured Parties thereunder, (viii) the lenders party thereto, (ix) Deutsche Bank Securities Inc. and Citigroup Global Markets, Inc., as co-syndication agents, and (x) Credit Suisse First Boston LLC and General Electric Capital Corporation, as co-documentation agents.

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC and shall include any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” shall mean “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Agent’s Rights and Remedies” shall have the meaning provided in Section 8.8.

“Blue Sky Laws” shall have the meaning provided in Section 6.1.

“Borrower” shall have the meaning provided in the preliminary statement of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all of the following personal property of each Grantor (other than Geoffrey): (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) General Intangibles (including Payment Intangibles and Intellectual Property), (h) Goods, (i) Instruments, (j) Inventory, (k) Investment Property, (l) Letter-of-Credit Rights, (m) Software, (n) Supporting Obligations, (o) money, policies and certificates of insurance, deposits, cash or other property, (p) all books, records, and information relating to any of the foregoing and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (q) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (p)) or otherwise, (r) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (q)), including the right of stoppage in transit, (s) all other personal property of every kind and nature of each Grantor, and (t) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include (a) any rights or property acquired under a lease, contract, property rights agreement or license, the grant of a security interest in which shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any lease, contract, property rights agreement or license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided that the proceeds therefrom shall not be excluded from the definition of Collateral to the extent that the assignment of such proceeds is not prohibited, (b) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise, (c) any Instrument evidencing indebtedness (defined consistently with such term as used in the Indentures) of any Domestic Subsidiary, (d) any Security or other equity interest representing more than 65% of the outstanding voting stock of any Foreign Subsidiary, (e) any Security or other equity interest representing any ownership interest in any Domestic Subsidiary, (f) any Security or other equity interest representing any ownership interest in TRU of Puerto Rico, Inc., SALTRU Associates JV or ZT-Winston-Salem Associates, (g) the Designated Account (as defined in the ABL Credit Agreement) and any and all deposits, cash or other property in such account and (h) Fixtures.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Control” shall have the meaning given that term in the UCC.

“Credit Agreement” shall have the meaning given that term in the preliminary statement of this Agreement.

“Credit Party” means (a) the Lenders, (b) the Agents and their respective Affiliates and branches, (c) the Arrangers, and (d) the successors and, subject to any limitations contained in the Credit Agreement, assigns of each of the foregoing.

“Deposit Account” shall have the meaning given that term in the UCC.

“Discharge of ABL Obligations” shall have the meaning given that term in the Intercreditor Agreement.

“Documents” shall have the meaning given that term in the UCC.

“Domestic Subsidiary” shall mean any Subsidiary of Toys “R” Us-Delaware, Inc. that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment” as defined in the UCC, and any and all Accessions or additions thereto or substitutions therefor. The term “Equipment” shall not include Fixtures.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“Foreign Subsidiary” shall mean, as to any Grantor, a Subsidiary that is organized under the laws of any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Intellectual Property; Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi conductors chips and printouts; user, technical reference, and other manuals and materials; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor; provided, that “General Intangibles” shall not include any indebtedness (defined consistently with such term as used in the Indentures) of any Domestic Subsidiary.

“Geoffrey” shall mean Geoffrey, Inc., a Delaware corporation.

“Geoffrey Collateral” shall mean all of the following personal property of Geoffrey: (a) General Intangibles comprised of Intellectual Property, (b) all books, records, and information relating to any of the foregoing and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (c) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through ((b)), and (d) any of the foregoing whether now owned or now due, or in which Geoffrey has an interest, or hereafter acquired, arising, or to become due, or in which Geoffrey obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that (a) the Geoffrey Collateral shall not include any rights or property acquired under a license, the grant of a security interest in which shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Geoffrey therein or (ii) a breach or termination pursuant to the terms of, or a default under, any license (other than to the extent that any restriction on such assignment would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided that the proceeds therefrom shall not be excluded from the definition of Geoffrey Collateral to the extent that the assignment of such proceeds is not prohibited, (b) any governmental permit or franchise that prohibits Liens on or collateral assignments of such permit or franchise, (c) any Instrument evidencing indebtedness (defined consistently with such term as used in the Indentures) of any Domestic Subsidiary, (d) any Security or other equity interest representing more than 65% of the outstanding voting stock of any Foreign Subsidiary, (e) any Security or other equity interest representing any ownership interest in any Domestic Subsidiary, (f) any Security or other equity interest representing any ownership interest in TRU of Puerto Rico, Inc., SALTRU Associates JV or ZT-Winston-Salem Associates and (g) Fixtures.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” shall have the meaning given that term in the preliminary statement of this Agreement.

“Guarantee” shall have the meaning given that term in the preliminary statement of this Agreement.

“Indemnitee” shall have the meaning given that term in Section 8.6.

“Instruments” shall have the meaning given that term in the UCC, provided, that “Instruments” shall not include any Instrument evidencing indebtedness of any Domestic Subsidiary.

“Intellectual Property” shall mean (a) the Intercompany Licenses and (b) all of the following owned by any Grantor (including Geoffrey): all (i) patents, patent applications and patents pending; (ii) trade secret rights; (iii) copyrights and copyright applications, including mask work rights and derivative works; (iv) trade names, trademarks, trademark applications, service marks, and service mark applications; (v) Proprietary Marks and (vi) all other general intangible property in the nature of intellectual property recognized by the laws of the United States.

“Intercompany Licenses” shall mean the license agreements described on Exhibit A hereto between certain of the Grantors and Geoffrey, pursuant to which Geoffrey has granted to such Grantors licenses of the Proprietary Marks.

“Intercreditor Agreement” shall have the meaning given that term in the Credit Agreement.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed thereto or associated therewith; and (f) Documents which represent any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC; provided, that, “Investment Property” (a) shall not include any Security representing more than 65% of the outstanding voting stock of any Foreign Subsidiary, (b) shall not include any Security representing any ownership interest in any Domestic Subsidiary and (c) shall not include any Security or other equity interest representing any ownership interest in TRU of Puerto Rico, Inc., SALTRU Associates JV and Toys “R” Us (Canada) Ltd.

“Lenders” shall have the meaning provided in the preliminary statement of this Agreement.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC.

“Liquidation” means the exercise by the Agents of those rights and remedies accorded to the Agents under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Borrower, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Obligations” shall mean collectively, the “Secured Obligations” (as defined in the Credit Agreement).

“Payment Intangible” shall have the meaning given that term in the UCC.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, dated the date hereof, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each of the Grantors.

“Proceeds” shall include, without limitation, “Proceeds” as defined in the UCC and each type of property described in the definition of Collateral.

“Proprietary Marks” shall mean any and all United States trademarks (including any copyrights that exist in such trademarks, but excluding all other copyrights), service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, designs, logos and other source or business identifiers, whether registered or unregistered, which are owned or licensed, now or in the future, by Geoffrey, including, but not limited to, as of the date hereof, the United States Proprietary Marks set forth on Exhibit B annexed hereto.

“Securities Act” shall have the meaning provided in Section 6.1.

“Security” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning provided in Section 2.1.

“Software” shall have the meaning given that term in the UCC.

“Supporting Obligation” shall have the meaning given that term in the UCC .

SECTION 1.3. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II.

Security Interest

SECTION 2.1. Security Interest. As security for the payment or performance, as the case may be, in full of their respective Obligations, (a) Geoffrey hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a first priority security interest in all of Geoffrey’s right, title and interest in, to and under the Geoffrey Collateral and (b) each other Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a second priority security interest in all of such Grantor’s right, title and interest in, to and under the Collateral, in each case wherever located, whether now owned or hereafter acquired or arising (the “Security Interest”); provided that the security interest granted to the Administrative Agent in, to and under Intercompany Licenses shall be limited to the non-exclusive right to use the Proprietary Marks in exercising the Agent’s Rights and Remedies in connection with a Liquidation. Without limiting the foregoing, each Grantor hereby designates the Administrative Agent as such Grantor’s true and lawful attorney, exercisable by the Administrative Agent whether or not an Event of Default exists, with full power of substitution, at the Administrative Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming or continuing the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Administrative Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

SECTION 2.2. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of, any Grantor with respect to or arising out of the Collateral or the Geoffrey Collateral.

ARTICLE III.

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

SECTION 3.1. Filings. The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects as of the date hereof. UCC Financing Statements or other appropriate filings, recordings or registrations containing a description of the Collateral and the Geoffrey Collateral (including, without limitation, the UCC Financing Statements identified on Schedule 3.2 hereto) have been or will be timely filed in each United States governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral and all Geoffrey Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part.

SECTION 3.2. Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral and all of the Geoffrey Collateral securing the payment and performance of the Secured Obligations, (b) subject to the filings described on Schedule 3.2 or other requisite filings or registrations described in Section 3.2, a perfected security interest in all of the Collateral and the Geoffrey Collateral (in each case to the extent perfection in such collateral and can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral and all of the Geoffrey Collateral (in each case to the extent perfection in such collateral can be accomplished by Control and perfection of the Security Interest in such collateral is required by the terms hereof). The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to (i) with respect to ABL Collateral only, Liens securing the obligations of the Grantors with respect to the ABL Credit Agreement, and (ii) Permitted Liens having priority by operation of Applicable Law. The Security Interest is and shall be prior to any other Lien on any of the Geoffrey Collateral, subject only to Permitted Liens having priority by operation of Applicable Law.

SECTION 3.3. Absence of Other Liens. The Collateral and the Geoffrey Collateral is owned by the Grantors free and clear of any Lien, except for (i) Permitted Liens or (ii) Liens for which termination statements have been delivered to the Administrative Agent. Except as provided in the Loan Documents, the Grantors have not filed or consented to the filing of (a) any Financing Statement or analogous document under the UCC or any other Applicable Law covering any Collateral or any Geoffrey Collateral, or (b) any assignment in which any Grantor assigns any Collateral, any Geoffrey Collateral or any security agreement or similar instrument covering any Collateral or any Geoffrey Collateral with any foreign governmental, municipal or other office, which Financing Statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

SECTION 3.4. Bailees, Warehousemen, Etc. Schedule 3.4 hereto sets forth a list, as of the Closing Date, of each bailee, warehouseman and other third party in possession or control of any Inventory of any Loan Party and specifies as to each bailee, warehouseman or other third party whether the value of the Inventory, at Cost (as defined in the ABL Credit Agreement), possessed or controlled by such bailee, warehouse-man or other third party exceeds $20,000,000.

SECTION 3.5. Consignments. No Grantor has, and none shall have, possession of any property on consignment from any consignor having a value greater than $10,000,000 unless a lien waiver or other agreement in favor of the Administrative Agent reasonably satisfactory to the Administrative Agent is delivered to the Administrative Agent by such consignor.

SECTION 3.6. Intercompany Licenses. The Intercompany Licenses have not been terminated and, to each Grantor’s knowledge, no breach, default or other circumstances exist in respect thereof which would reasonably likely materially impair or restrict the ability of the Administrative Agent to utilize the Proprietary Marks in exercising the Agent’s Rights and Remedies in connection with any Liquidation.

SECTION 3.7. Commercial Tort Claims. Except as set forth on Schedule 3.7 hereof, as of the Closing Date, no Grantor owns any rights in, to or under any Commercial Tort Claim having a value in excess of $1,000,000.

ARTICLE IV.

Covenants

The Grantors jointly and severally covenant and agree with the Administrative Agent and the Secured Parties as follows:

SECTION 4.1. Change of Name; Location of Collateral; Records; Place of Business.

(a) Each Grantor agrees to furnish to the Administrative Agent prompt written notice of any change in: (i) any Loan Party’s name; (ii) the location of any Loan Party’s chief executive office or, its principal place of business; (iii) any Loan Party’s organizational legal entity designation or jurisdiction of incorporation or formation; (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation; or (v) the acquisition by any Grantor of any material property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s Security Interest therein (to the extent perfection of the Security Interest in such property is required by the terms hereof). Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or other Applicable Law that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected (to the extent perfection of the Security Interest in such property is required by the terms hereof), a first priority security interest in all of the Geoffrey Collateral (subject only to Permitted Liens having priority by operation of Applicable Law) and a second priority security interest in all of the Collateral (subject only to (i) with respect to the ABL Collateral only, Liens securing the obligations of the Grantors with respect to the ABL Credit Agreement, and (ii) Permitted Liens having priority by operation of Applicable Law) for its benefit and the benefit of the other Secured Parties.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral and the Geoffrey Collateral owned by it as is consistent with its current practices or in accordance with such prudent and standard practices used in industries that are the same as, or similar to, those in which such Grantor is engaged, but in any event to include materially complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral or the Geoffrey Collateral, and, at such time or times as the Administrative Agent may reasonably request in writing, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Collateral and Geoffrey Collateral.

SECTION 4.2. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend the Security Interest of the Administrative Agent in the Collateral and the Geoffrey Collateral against any Lien (other than Permitted Liens) and the priority thereof (except for Permitted Liens having priority by operation of Applicable Law).

SECTION 4.3. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements, agreements and instruments and take all such further actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created or intended to be created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith. Without limiting the foregoing, each Grantor, at its own expense, shall execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements, agreements and instruments and take all such further actions as the Administrative Agent may from time to time reasonably request to perfect the Administrative Agent’s Security Interest in all Accounts, Inventory, Deposit Accounts, and the proceeds therefrom (including causing the Administrative Agent to have Control of any such Collateral or such Geoffrey Collateral to the extent perfection in such Collateral or such Geoffrey Collateral can be accomplished by Control to the extent required hereunder). If any amount payable under or in connection with any of the Collateral or the Geoffrey Collateral shall be or become evidenced by any promissory note or other instrument with an individual face value in excess of $1,000,000, such note or instrument shall be promptly pledged to the Administrative Agent and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

SECTION 4.4. Taxes; Encumbrances. At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral or the Geoffrey Collateral (other than Permitted Liens), and may take any other action which the Administrative Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral or any of the Geoffrey Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent for any payment made or any reasonable out-of-pocket expense incurred by the Administrative Agent pursuant to the foregoing authorization within fifteen (15) Business Days after receipt of an invoice therefore setting forth such payments or expenses in reasonable detail; provided, however, that nothing in this Section 4.4 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents; and provided, further, that the making of any such payments or the taking of any such action by the Administrative Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from any Grantor’s failure to have made such payments or taken such action.

SECTION 4.5. Assignment of Security Interest.

(a) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b) To the extent that any Grantor is a beneficiary under any written letter of credit now or hereafter issued in favor of such Grantor having a face amount in excess of $1,000,000, such Grantor shall deliver such letter of credit to the Administrative Agent. The Administrative Agent shall from time to time, at the request and expense of such Grantor, promptly make such arrangements with such Grantor as are in the Administrative Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Administrative Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Administrative Agent’s request, such Grantor shall, for any such letter of credit now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Administrative Agent and reasonably satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring, after the occurrence of an Event of Default, the proceeds of any drawing under such letter of credit to be paid directly to the Administrative Agent.

SECTION 4.6. Continuing Obligations of the Grantors. Each Grantor hereby acknowledges and agrees that the Administrative Agent shall have no obligation or duty to perform any obligation of any Grantor under the contracts, agreements or instruments constituting or relating to the Collateral or the Geoffrey Collateral (including, without limitation, the Intercompany Licenses and the payment of royalties thereunder) and that each Grantor shall at all times remain solely and exclusively liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument constituting or relating to the Collateral and/or the Geoffrey Collateral (including, without limitation, the Intercompany Licenses and the payment of royalties thereunder).

SECTION 4.7. Use and Disposition of Collateral and/or Geoffrey Collateral. None of the Grantors shall make or permit to be made any collateral assignment, pledge or hypothecation of the Collateral, the Geoffrey Collateral or shall grant any other Lien in respect of the Collateral or the Geoffrey Collateral or shall grant Control (for purposes of security) of any Collateral or the Geoffrey Collateral to any Person, except for Permitted Liens. Except for Asset Sales expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any sale or transfer of the Collateral and/or the Geoffrey Collateral, and, except as expressly permitted in the Credit Agreement with respect to Eligible In-Transit Inventory (as defined in the ABL Credit Agreement) and Eligible Letter of Credit Inventory (as defined in the ABL Credit Agreement), each Grantor shall remain at all times in possession of the Collateral and/or the Geoffrey Collateral, owned by it. The Grantors shall not permit any expiration, termination, modification, amendment or waiver of any Intercompany License that would reasonably likely materially impair or restrict the ability of the Administrative Agent to utilize the Proprietary Marks in exercising the Agent’s Rights and Remedies in connection with any Liquidation.

SECTION 4.8. Limitation on Modification of Accounts. None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices or in accordance with such prudent business practices as determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment.

SECTION 4.9. Insurance.

(a) The Grantors shall maintain insurance on the Collateral and the Geoffrey Collateral as required by Section 6.06 of the Credit Agreement, which insurance shall include the endorsements and provisions required by Section 6.06 of the Credit Agreement.

(b) Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral and the Geoffrey Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems reasonably advisable. All sums reasonably disbursed by the Administrative Agent in connection with this Section 4.9, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10. Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim having a value in excess of $1,000,000, such Grantor shall promptly notify the Administrative Agent in writing of the details thereof and the Grantors shall take such actions as the Administrative Agent shall reasonably request in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected and first priority security interest therein and in the Proceeds thereof.

SECTION 4.11. Legend. At the request of the Administrative Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Administrative Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Administrative

Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

SECTION 4.12. Notices and Reports Pertaining to Intercompany Licenses. In addition to any other notice or reporting requirement imposed on the Grantors under this Agreement and the Credit Agreement, the Grantors will promptly notify the Administrative Agent of any breach, default or other circumstance in respect of any Intercompany License which would reasonably likely materially impair or restrict the ability of the Administrative Agent to utilize the Proprietary Marks in exercising the Agent’s Rights and Remedies in connection with any Liquidation.

ARTICLE V.

Collections

SECTION 5.1. Deposit Accounts. Subject to the terms of the Intercreditor Agreement, until the occurrence of the Discharge of ABL Obligations, the Grantors acknowledge and agree that the ABL Agent has expressly agreed to act as agent for the benefit of the Administrative Agent and the Secured Parties under each control agreement or blocked account agreement with respect to any Deposit Accounts and Securities Accounts of a Grantor. Following the Discharge of ABL Obligations, the Grantors shall cause the Administrative Agent to have Control over each Deposit Account and Securities Accounts of a Grantor (other than the Designated Account).

SECTION 5.2. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.1 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 5.1 of this Agreement, (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral and/or the Geoffrey Collateral or any part thereof, (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral and/or any of the Geoffrey Collateral; (iv) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral and/or the Geoffrey Collateral; (v) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (vi) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (vii) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Administrative Agent shall designate; (viii) to receive and open each Grantor’s mail, remove any Proceeds of Collateral and/or Geoffrey Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Administrative Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (ix) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or the Geoffrey Collateral to enforce any rights in respect of any Collateral and/or any Geoffrey Collateral; (x) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and/or any Geoffrey Collateral; (xi) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (xii) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xiii) to use, license or transfer any or all General Intangibles of any Grantor; and (xiv) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral and/or any Geoffrey Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent was the absolute owner of the Collateral and/or the Geoffrey Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Secured Party to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above shall terminate when (a) the Commitments have expired or been terminated and (b) the principal of and interest on each Loan and all fees and other Secured Obligations (which for purposes of this clause shall include the obligations in respect of Hedging Agreements only if the Secured Obligations (as defined in the Credit Agreement) have been accelerated and Liquidation has commenced and then only to the extent then due and payable) (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full).

SECTION 5.3. No Obligation to Act. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.2, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a determination by a court of competent jurisdiction or another independent tribunal having jurisdiction that (i) the subject act or omission to act by the Administrative Agent or any Affiliate of the Administrative Agent or any officer, director, employee, advisor or agent of the Administrative Agent or such Affiliate constituted gross negligence, was in bad faith, or constituted willful misconduct or (ii) constituted a breach by the Administrative Agent or any Affiliate of the Administrative Agent or any officer, director, employee, advisor or agent of the Administrative Agent or such Affiliate of its obligations to such Grantor. The provisions of Section 5.2 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral and/or the Geoffrey Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral and/or the Geoffrey Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI.

Remedies

SECTION 6.1. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. The Agent’s Rights and Remedies shall include, without limitation, the right to take any of or all of the following actions at the same or different times as directed by the Administrative Agent or the Required Lenders:

(a) With respect to any Collateral and/or any Geoffrey Collateral consisting of Accounts, General Intangibles (including Payment Intangibles and Intellectual Property), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Administrative Agent may collect the Collateral and/or the Geoffrey Collateral with or without the taking of possession of any of the Collateral and/or the Geoffrey Collateral.

(b) With respect to any Collateral and/or any Geoffrey Collateral consisting of Accounts, the Administrative Agent may (i) demand, collect and receive any amounts relating thereto, as the Administrative Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (iv) without limiting the rights of the Administrative Agent set forth in Section 5.2 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes.

(c) With respect to any Collateral consisting of Investment Property, the Administrative Agent may (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Administrative Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability except to account for property actually received as provided in Section 5.3 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Administrative Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. § 77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Administrative Agent nor any Secured Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any or Blue Sky Laws.

(d) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e) With respect to any Proprietary Marks, the Administrative Agent may exercise all of the rights granted to the Grantors under the Intercompany Licenses (for the limited purpose of allowing the Administrative Agent to utilize the Proprietary Marks in exercising the Agent’s Rights and Remedies in connection with any Liquidation of any Grantor’s Inventory or other Collateral).

(f) With or without legal process and with or without prior notice or demand for performance, the Administrative Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Administrative Agent to the extent the Administrative Agent deems such exclusion reasonably necessary to preserve and protect the Collateral and/or the Geoffrey Collateral. The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent’s taking possession thereof, and may render any Collateral and/or Geoffrey Collateral unusable to the Grantors. In no event shall the Administrative Agent be liable to any Grantor for use or occupancy by the Administrative Agent of any premises pursuant to this Section 6.1, nor for any royalties or any other amounts due under, or any other obligations in respect of, the Intercompany Licenses, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Administrative Agent’s exercise of the Agents’ Rights and Remedies.

(g) The Administrative Agent may require any Grantor to assemble the Collateral and make it available to the Administrative Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and such Grantor.

(h) Each Grantor agrees that the Administrative Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral and/or the Geoffrey Collateral, at public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i) Unless the Collateral and/or Geoffrey Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Administrative Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral and/or Geoffrey Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Agent’s Rights and Remedies upon default. The Administrative Agent shall not be obligated to make any sale or other disposition of any Collateral and/or Geoffrey Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral and/or such Geoffrey Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral and/or the Geof-frey Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion)

determine. If any of the Collateral and/or the Geoffrey Collateral is sold, leased, or otherwise disposed of by the Administrative Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is received thereon by the Administrative Agent.

(k) At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 6.1, the Administrative Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral, the Geoffrey Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such other Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Administrative Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l) For purposes hereof, a written agreement to purchase the Collateral, the Geoffrey Collateral or any portion thereof shall be treated as a sale thereof. The Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral, the Geoffrey Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(m) As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and/or the Geoffrey Collateral and to sell the Collateral and/or the Geoffrey Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n) To the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(o) In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Borrower or the creditors or property of the Borrower, the Administrative Agent and Secured Parties, to the extent permitted by Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Administrative Agent and the other Secured Parties allowed in such proceedings for the entire amount of the Secured Obligations at the date of the institution of such proceedings and for any additional portion of the Secured Obligations accruing after such date.

Notwithstanding the foregoing to the contrary, prior to the occurrence of an Event of Default pursuant to Section 8.01(a) of the Credit Agreement, the Agent’s exercise of any Rights and

Remedies in respect of the Geoffrey Collateral shall be subject to the rights of any third party under any international license and/or franchise agreements as in effect on such date.

SECTION 6.2. Application of Proceeds. After the occurrence and during the continuance of any Event of Default and acceleration of the Secured Obligations pursuant to Section 7.1 of the Credit Agreement, the Administrative Agent shall promptly apply the proceeds of any collection or sale of the Collateral and/or the Geoffrey Collateral, as well as any Collateral consisting of cash, or any Collateral and/or Geoffrey Collateral granted under any other of the Security Documents, in accordance with Section 7.03 of the Credit Agreement.

Subject to the right of the Required Lenders to direct the exercise of the Agent’s Rights and Remedies upon the occurrence of an Event of Default, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Collateral and/or the Geoffrey Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral and/or the Geoffrey Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VII.

Perfection of Security Interest

SECTION 7.1. Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Administrative Agent, pursuant to the provisions of Sections 2.1 and 5.2, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral and/or the Geoffrey Collateral, in such filing offices as the Administrative Agent shall reasonably deem appropriate, and the Grantors shall pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith. Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

SECTION 7.2. Other Perfection, Etc. The Grantors shall at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (a) to obtain Control of any Deposit Accounts to the extent required by Section 2.18 of the Credit Agreement, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, (b) to obtain Control of any Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (b) otherwise to insure the continued perfection of the Administrative Agent’s security interest in any of the Collateral and/or the Geoffrey Collateral with the priority described in Section 3.2 and of the preservation of its rights therein.

SECTION 7.3. Savings Clause. Nothing contained in this Article VII shall be construed to narrow the scope of the Administrative Agent’s Security Interest in any of the Collateral, the Geoffrey Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE VIII.

Miscellaneous

SECTION 8.1. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 8.2. Grant of Non-Exclusive License. Without limiting the rights of the Administrative Agent under the assignment of the Intercompany Licenses provided herein, each Grantor hereby grants to the Administrative Agent a royalty free, non-exclusive, irrevocable license, which license shall be exercisable upon the existence and during the continuance of an Event of Default, to use, apply, and affix any Intellectual Property (other than Intellectual Property licensed pursuant to the Intercompany Licenses, including the Proprietary Marks) in which any Grantor now or hereafter has rights, such license being with respect to the Administrative Agent’s exercise of the Agent’s Rights and Remedies hereunder including, without limitation, in connection with any Liquidation of Inventory; provided, however, that the Administrative Agent’s exercise of the foregoing license shall be conditioned upon the Administrative Agent not violating any obligations (excluding the payment of royalties) or restrictions to which the Grantor of the related Intellectual Property is subject (except those obligations or restrictions which would reasonably likely materially impair or restrict the ability of the Administrative Agent to utilize the Intellectual Property in exercising the Agent’s Rights and Remedies).

SECTION 8.3. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guarantee or any other guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than circumstances under which (i) the Commitments have expired or been terminated and (ii) the principal of and interest on each Loan and all fees and other Secured Obligations (which for purposes of this clause shall include the obligations in respect of Hedging Agreements only if the Secured Obligations (as defined in the Credit Agreement) have been accelerated and Liquidation has commenced and then only to the extent then due and payable) (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full).

SECTION 8.4. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect unless terminated in accordance with Section 8.15 hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral and/or the Geoffrey Collateral, the Administrative Agent, on behalf of itself and the other Secured Parties, may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to obligations in respect of Hedging Agreements.

SECTION 8.5. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns. This Agreement shall be binding upon each Grantor and the Administrative Agent and its successors and permitted assigns, and shall inure to the benefit of each Grantor, the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral and/or the Geoffrey Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.6. Fees and Expenses; Indemnification.

(a) Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees, expenses or indemnification provided for under the Credit Agreement and the other Loan Documents, the Grantors jointly and severally shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of any local counsel and outside consultants for the Administrative Agent, within fifteen (15) Business Days after receipt of an invoice therefore setting forth such expenses in reasonable detail, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral and/or the Geoffrey Collateral, (iii) the exercise, enforcement or protection of any of the Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof; provided, that in the event the Grantors have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Grantors or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Grantors’ rights with respect thereto).

(b) Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees, expenses or indemnification provided for under the Credit Agreement and the other Loan Documents, each Grantor, shall, jointly and severally, indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of the respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “In-demnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Agents and one counsel for all other Indemnitees (other than the Agents), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by any Grantor of its obligations under this Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of any Agent or such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), (x) are relating to disputes among Indemnitees, (y) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from a breach by such Indemnitee of its obligations to a Loan Party, or (z) which constitute indirect, consequential, special or punitive damages. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Grantors shall promptly pay the reasonable fees and expenses of such counsel.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.6 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans and the termination of the Commitments, the payment of all fees and other Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section 8.6 shall be payable promptly after written demand therefor.

SECTION 8.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.8. Waivers; Amendment.

(a) The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies. No waiver by the Administrative Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. Subject to the right of the Administrative Agent and the Required Lenders to direct the exercise of the Agent’s Rights and Remedies upon the occurrence and during the continuance of an Event of Default, the Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 8.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO

HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

SECTION 8.10. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be so affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.13. Jurisdiction; Consent to Service of Process. The Grantors agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Grantors hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against a Grantor or its properties in the courts of any jurisdiction. The Grantors agree that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.14. Joinder to Security Agreement. As contemplated in the Credit Agreement, additional Subsidiaries may from time to time become parties hereto and additional Grantors hereunder by execution and delivery of a Joinder to Security Agreement. Such Joinder to Security Agreement shall be effective upon delivery by such additional Grantor, without further action or consent or notice to any party hereto. Upon delivery of such Joinder to Security

Agreement, all obligations of each Grantor hereunder shall be joint and several with the obligations of each other Grantor hereunder.

SECTION 8.15. Joinder to Credit Agreement. Each Grantor hereby agrees to be bound by the terms and provisions of Articles V, VI and VII of the Credit Agreement as a “Loan Party” thereunder.

SECTION 8.16. Termination; Release of Collateral.

(a) Any Lien upon any Collateral and/or Geoffrey Collateral will be released automatically, if the Collateral and/or Geoffrey Collateral constitutes property being sold, transferred or disposed of in Asset Sale permitted under the Credit Agreement upon receipt by the Administrative Agent of the Net Proceeds thereof to the extent required by the Credit Agreement.

(b) Upon at least two (2) Business Days’ prior written request by the Borrower, the Administrative Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral and/or any Geoffrey Collateral described in Section 8.16(a); provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Administrative Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral and/or the Geoffrey Collateral.

(c) Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Commitments have expired or been terminated and (ii) the principal of and interest on each Loan and all fees and other Secured Obligations (which for purposes of this clause shall include the obligations in respect of Hedging Agreements only if the Secured Obligations (as defined in the Credit Agreement) have been accelerated and Liquidation has commenced and then only to the extent then due and payable) (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, at which time the Administrative Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Borrower, Grantor or other Loan Party. Any execution and delivery of termination statements or documents pursuant to this Section 8.16 shall be without recourse to, or warranty by, the Administrative Agent or any other Secured Party.

SECTION 8.17. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and Security Interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

TOYS “R” US-DELAWARE, INC.,
as the Borrower

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President and Chief Financial Officer

TOYSRUS.COM, LLC, as a Guarantor

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	President, Chief Financial Officer and Treasurer

BABIESRUS.COM, LLC, as a Guarantor

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

GEOFFREY, INC., as a Guarantor

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	President

Security Agreement Signature Page

GEOFFREY HOLDINGS, LLC, as a Guarantor
By:	Toys “R” Us-Delaware, Inc.
Its:	Managing Member

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President and Chief Financial Officer

TRU-SVC, LLC, as a Guarantor
By:	Toys “R” Us-Delaware, Inc.
Its:	Managing Member

By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Security Agreement Signature Page

ADMINISTRATIVE AGENT:	BANC OF AMERICA BRIDGE LLC

	By:	/s/ Chris Ooten
		Name:	Chris Ooten
		Title:	Principal

Security Agreement Signature Page

Annex 1 to the

Security Agreement

Perfection Certificate

[provided under separate cover]